Exhibit 23.2

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



To the Board of Directors and Stockholders
APO Health, Inc.
Oceanside, New York

We hereby consent to the incorporation by reference in the Form S-8 Registration Statement to be filed on or about March 4, 2005 our annual report dated November 29, 2004 relating to the consolidated financial statements of APO Health, Inc. as of September 30, 2004 and 2003 and for the years ended September 30, 2004, 2003 and 2002.


                                        /s/ Linder & Linder
                                            ---------------
                                            Linder & Linder
                                            Certified Public Accountants



Dix Hills, New York
March 4, 2005